Exhibit 99.1
Dropbox Completes New Secured Credit Agreement; Announces $1.2B Stock Repurchase Program
SAN FRANCISCO, Calif. - December 11, 2024 - Dropbox, Inc. (“Dropbox” or the “Company”) (Nasdaq: DBX), today announced entry into a Credit and Guaranty Agreement providing the Company with up to $2.0 billion in secured term loan due 2029 and a $1.2 billion stock repurchase program. The facility was led and substantially provided by Blackstone Credit & Insurance, who served as lead arranger and lead structuring agent, and proceeds may be used for working capital and general corporate purposes, including share repurchases.
The term loan facility includes a delayed draw feature with an initial borrowing of $1.0 billion and subsequent access to up to an additional $1.0 billion.

In connection with entry into the Credit Agreement, the Company terminated its existing Revolving Credit and Guaranty Agreement, dated as of March 20, 2014.

The Company also announced the authorization of a new share repurchase program for the purchase of an additional $1.2 billion of its Class A common stock.

Following this transaction, the Company announced that it expects to meet or exceed its Q4 and FY 2024 financial guidance as described in its investor supplement posted on November 7, 2024.

“As we near the end of 2024, we’re excited to announce the successful raise of up to $2 billion in secured term loans and the authorization of a new $1.2 billion share repurchase program,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. “This transaction facilitates our ongoing commitment to return capital to shareholders and further invest in our strategy to accelerate the growth of our new products, including Dropbox Dash, to create even more long-term value.”

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across approximately 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has employees around the world. For more information on our mission and products, visit http:// dropbox.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations concerning use of proceeds, our future performance, including our expectations and guidance with respect to Q4 and full year 2024, our expectations regarding return of capital to shareholders, our future cash flows, our strategies, and our ability to create long-term value.  Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users, and increase our recurring revenue; (ii) our ability to attract new users or convert registered users to paying users; (iii) our expectations regarding general economic, political, and market trends and their respective impacts on our business; (iv) impacts to our financial results and business operations as a result of pricing and packaging changes to our subscription plans; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our ability to achieve or maintain profitability; (vii) our liability or other potential legal, regulatory, or reputational consequences of any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products; (xiii) our ability to improve quality and ease of adoption of our new and enhanced product experiences, features, and capabilities; (xiv) our ability to manage our growth or plan for future growth; (xv) our various acquisitions of businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xvi) our ability to attract, retain, integrate, and manage key and other highly qualified personnel, including as a result of our reduction in workforce announced in October 2024 or our Virtual First model with an increasingly distributed workforce; (xvii) our ability to realize the intended benefits of our workforce reduction announced in October 2024, (xviii) our capital allocation plans with respect to our stock repurchase program and other investments; and (xix) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended September 30, 2024. Additional information will be made available in other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Contacts
Investors:

Peter Stabler
ir@dropbox.com
or

Media:
Maddy Pelton
press@dropbox.com